Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72086, 33-86040, 333-05643, 333-56215, 333-42708, 333-101037, 333-107317, and 333-119262) of The Talbots, Inc. of our report dated March 15, 2006 relating to the financial statements of The J. Jill Group, Inc., which appears in this Current Report on Form 8-K/A of the Talbots, Inc.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 7, 2006